EXHIBIT 99.1

LETTER AGREEMENT

This Letter (“Letter”), dated as of August 1, 2004, is executed and delivered by Trestle Holdings, Inc. (the “Company”), and Michael Doherty (“Doherty”).

R E C I T A L S

WHEREAS, Doherty is currently the Chairman of the Company.

WHEREAS, Doherty expends considerable personal time and effort as Chairman of the Company and his continued services to the Company, including strategic guidance and management supervision, are a critical component for the Company’s future success.

WHEREAS, Doherty and the Company wish to confirm the terms set forth in this Letter whereby Doherty will continue to serve as Chairman of the Company.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the provisions set forth below, and subject to the terms and conditions set forth herein, the parties agree as follows:

1.                                       Services as Chairman.  The Company and Doherty hereby confirm Doherty’s continued services as Chairman of the Company through May 31, 2005.  In exchange for these services, the Company shall pay Doherty the aggregate amount of $100,000, payable in ten (10) monthly installments commencing the date of this Letter.  In the event Doherty ceases to be Chairman for any reason whatsoever, Doherty shall forfeit any unpaid amounts for services and shall repay the Company all amounts paid by the Company through such termination which are in excess of the pro rata portion earned prior to termination.

2.                                       Standstill.  Doherty hereby agrees that he will not, without the prior written approval of the Company, (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that may result in a transfer of, any shares of common stock of the Company (“Common Stock”), options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which he may directly or indirectly own, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or other securities of the Company which he may directly or indirectly own, whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period commencing as of the date hereof and ending on the date which is the later of May 31, 2005 or ninety (90) days after the date of Termination of this Letter.  This paragraph 2 shall not apply to any transaction whereby Doherty beneficially owns at least

100,000 shares of Common Stock following consummation of each transaction.  Doherty understands that the Company will rely upon the representations set forth in this paragraph 2 in entering into this Letter.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Letter.

3.                                       Binding Nature.  This Letter shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

4.                                       Amendment.  No amendment to this Letter shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Letter.

5.                                       Waiver.  Any of the terms and conditions of this Letter may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance.  A failure to enforce any provision of this Letter shall not operate as a waiver of the provision or of any other provision hereof.

6.                                       Severability.  In the event that any provision of this Letter shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

7.                                       Governing Law.  This Letter shall be governed by and construed and enforced in accordance with the laws of the State of California.

8.                                       Execution in Counterparts.  This Letter may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the parties has executed this Letter as of the date first above written.

TRESTLE HOLDINGS, INC.

By:
Its:

Michael Doherty

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